EXHIBIT 1.1

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Regulation Section 240.13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required on Schedule 13D, including any amendments thereto, need be filed with respect to beneficial ownership by each of the undersigned of common stock of Investors Capital Holdings, Ltd., and that such statement shall be filed on behalf of each of them.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: July 9, 2008	ROBINO STORTINI HOLDINGS, LLC
	By:	RSSIAM, LLC, Managing Member

	By:	/s/ Michael Stortini
	Name:	Michael Stortini
	Title:	Managing Member

ROBINO STORTINI HOLDINGS II, LLC
	By:	RSSIAM, LLC, Managing Member

	By:	/s/ Michael Stortini
	Name:	Michael Stortini
	Title:	Managing Member

/s/ Michael Stortini
Michael Stortini

/s/ Charles J. Robino
Charles J. Robino

RSSIAM, LLC

	By:	/s/ Michael Stortini
	Name:	Michael Stortini
	Title:	Managing Member

RSSI INVESTMENT ADVISERS, LLC

	By:	/s/ Michael Stortini
	Name:	Michael Stortini
	Title:	Member

RSH OPPORTUNITIES FUND I, LLC
	By:	RSSIAM, LLC, Managing Member

	By:	/s/ Michael Stortini
	Name:	Michael Stortini
	Title:	Managing Member